UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 5, 2006

(DATE OF EARLIEST EVENT REPORTED: September 1, 2006)

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31383	61-1414604
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 3300, Houston, TX 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 821-2000

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  Ms. J. L. Balko, who has served as Controller of Enbridge Energy Company, Inc. (the “General Partner”), the general partner of Enbridge Energy Partners, L.P. (the “Partnership”), and of Enbridge Energy Management, L.L.C. (“Enbridge Management”) since April 2003, has been elected as Vice President of Human Resources for Enbridge Inc., the indirect parent of the General Partner.  Ms. Balko assumed her new role with Enbridge Inc. and has resigned her position as Controller effective September 1, 2006.  Commensurate with Ms. Balko’s resignation, Mr. Stephen Neyland was elected as Controller of the General Partner and of Enbridge Management with overall responsibility for the accounting function of the General Partner, Enbridge Management and the Partnership.

Stephen Neyland, 39, was elected to serve as Controller of the General Partner and Enbridge Management effective September 1, 2006.  Prior to his election he served as Controller, Natural gas since January 2005, Assistant Controller from May 2004 to January 2005, and in other managerial roles associated with Gas Accounting from December 2001 to May 2004.  Prior to joining the General Partner, Mr. Neyland served as Controller of Koch Midstream Services, an unrelated company, from November 1999 to December 2001.  Mr. Neyland’s principal duties associated with his prior positions include: 1) reporting, controlling and managing the natural gas and NGL accounting, trucking and marketing activities, capital assets, property taxes and asset valuation functions; 2) evaluation and development of control systems in connection with the Sarbanes-Oxley regulations; 3) due diligence analysis of acquisition targets; and 4) integration management of revenue and general accounting functions for acquired entities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY MANAGEMENT, L.L.C.
(Registrant)

Date: September 5, 2006	By:	/s/ Mark A. Maki
Mark A. Maki
Vice President – Finance
(Principal Financial Officer)